Exhibit 99.1

NEWS RELEASE

HCP CLOSES ACQUISITION OF SLOUGH ESTATES USA INC.

LONG BEACH, CA — August 1, 2007 - HCP (NYSE:HCP) announced today the closing of its acquisition of Slough Estates USA Inc. (SEUSA), for an aggregate cash consideration of $2.9 billion before post-closing adjustments.

HCP also announced today that, in connection with the completion of the acquisition, it closed on a new $2.75 billion bridge loan and a $1.5 billion revolving credit facility with a syndicate of banks for which Bank of America, N.A. acted as administrative agent. Banc of America Securities LLC, UBS Securities LLC and Barclays PLC acted as joint lead arrangers for the bridge loan, and Banc of America Securities LLC and UBS Securities LLC acted as joint lead arrangers for the revolving credit facility.

As previously announced, SEUSA’s management team will continue to manage this portfolio after the acquisition under the leadership of Marshall D. Lees.  Lees joins the Company as Executive Vice President after 18 years as President and CEO of SEUSA and will assume expanded responsibilities for management of HCP’s existing life sciences portfolio.

In addition, Randall R. Rohner and Jon Bergschneider will join the Company as new Company officers.  Rohner joins the Company as Senior Vice President after 17 years with SEUSA. Bergschneider, who joined SEUSA in 2000, joins the Company as Vice President.

SEUSA’s portfolio is concentrated in the San Francisco Bay Area and San Diego County and comprises 83 existing properties representing approximately 5.2 million square feet of life sciences space.  As a result of the transaction, HCP will have enhanced scale, financial resources and operating flexibility to capitalize on further investment opportunities in the life sciences sector.

HCP enjoys industry leading real estate ownership in life sciences, medical office and private pay senior housing.  Together, these three sectors represent 90% of the Company’s investments and include relationships with best-in-class companies in each sector.

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HCP is a self-administered REIT that invests directly or through joint ventures in healthcare facilities. As of June 30, 2007, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 675 properties and consisted of 323 senior housing facilities, 216 medical office buildings, 41 hospitals, 66 skilled nursing facilities and 29 other healthcare facilities. For more information on HCP, visit the Company’s web site at www.hcpi.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include statements regarding the enhanced scale, financial resources and operating flexibility, implementation and execution of HCP’s strategies and expected future growth for HCP and the prospects generally of HCP, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These include risks and uncertainties with respect to the ability of HCP to integrate the acquired company or to preserve the goodwill of the acquired company; the ability to achieve benefits from the acquisition; competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; HCP’s ability to acquire, sell or lease facilities or to enter into joint ventures with respect to facilities and the timing of acquisitions, sales and leasings and of joint ventures; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of HCP’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of HCP’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in HCP’s Securities and Exchange Commission (SEC) filings.

CONTACT:

HCP
Mark A. Wallace, Executive Vice President - Chief Financial Officer and Treasurer
562-733-5100